Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT

This Third Amendment to Credit Agreement and Consent, dated as of April 21, 2010 (this “Agreement”) is entered into by and among Angiotech Pharmaceuticals, Inc., a corporation organized under the laws of the Province of British Columbia, Canada (“Parent”), each of Parent’s Subsidiaries identified on the signature pages hereto (such Subsidiaries are referred to hereinafter each individually as a “Borrower”, and collectively as the “Borrowers”), Wells Fargo Capital Finance, LLC, a Delaware limited liability company formerly known as Wells Fargo Foothill, LLC (“Foothill”), as administrative agent for the Lenders (in such capacity, the “Agent”) and the lenders named on the signature pages hereto (the “Lenders”).

WHEREAS, Parent, the Borrowers, Agent and the Lenders are parties to that certain Credit Agreement, dated as of February 27, 2009, as amended by First Amendment to Credit Agreement, dated as of May 29, 2009, and by Second Amendment to Credit Agreement, dated as of November 23, 2009 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used in this Agreement and not defined herein shall have the applicable meanings given to such terms in the Credit Agreement); and

WHEREAS, Parent, the Borrowers, Agent and the Lenders agree to modify the Credit Agreement on and subject to the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 below, the Credit Agreement is amended in the following respects:

(a) Section 2.1(c) of the Credit Agreement is hereby amended by amending and restating the first parenthetical in clause (ii) thereof as follows:

“(other than a Permitted Lien, except for Permitted Liens incurred pursuant to clause (t) of the definition thereof).”

(b) Section 6.7(a)(i) of the Credit Agreement is hereby amended by (a) deleting the term “and” immediately prior to clause (C) in such section and (b) adding the following new clause (D) immediately after clause (C):

“and (D) optional prepayments or redemptions by a non-Loan Party to a Loan Party of intercompany loans made by a Loan Party to a non-Loan Party,”

(c) Section 6.15 of the Credit Agreement is hereby amended by amending and restating clause (c) of the proviso contained therein as follows:

“(c) other than with respect to Inventory having an aggregate book value not to exceed $100,000, the Administrative Borrower shall have delivered a copy of (i) an Option™ IVC Filter Addendum to Agreement, substantially in the form of Exhibit C-2 to this Agreement (the “Consignment Addendum”); (ii) an agreement that contains all of the terms and conditions of the Consignment Addendum, together with other terms and conditions agreed to by the applicable Loan Party and the applicable customer that do not conflict with the terms and conditions of the Consignment Addendum; or (iii) an agreement or addendum in form and substance otherwise acceptable to Agent in its Permitted Discretion (which acceptance shall be evidenced by a writing), in each case, duly executed by the applicable Loan Party and the applicable customer.”

(d) Section 7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 7 FINANCIAL COVENANTS

Parent and each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Parent and each Borrower will comply with each of the following financial covenants:

(a) Minimum EBITDA. Achieve EBITDA, measured for each period of twelve (12) consecutive fiscal months of Parent and its Subsidiaries for which the last month ends on a date set forth below, of at least the amount set forth opposite such date:

Applicable Amount	Applicable Date
$38,256,000	January 31, 2010
$27,753,000	February 28, 2010
$31,326,000	March 31, 2010
$30,077,000	April 30, 2010
$27,412,000	May 31, 2010
$27,670,000	June 30, 2010
$26,775,000	July 31, 2010
$23,411,000	August 31, 2010
$22,588,000	September 30, 2010
$22,010,000	October 31, 2010
$20,465,000	November 30, 2010

Applicable Amount	Applicable Date
$24,677,000	December 31, 2010
$25,000,000	January 31, 2011
$25,000,000	February 28, 2011
$25,000,000	March 31, 2011
$30,000,000	April 30, 2011
$30,000,000	May 31, 2011
$30,000,000	June 30, 2011
$35,000,000	July 31, 2011
$35,000,000	August 31, 2011
$35,000,000	September 30, 2011
$50,000,000	The last day of each month thereafter

(b) Fixed Charge Coverage Ratio. Have a Fixed Charge Coverage Ratio, measured for each period of twelve (12) consecutive fiscal months of Parent and its Subsidiaries for which the last month ends on a date set forth below, of at least the ratio set forth opposite such date:

Applicable Ratio	Applicable Date
1.1:1.0	January 31, 2010
0.57:1.0	February 28, 2010
0.67:1.0	March 31, 2010
0.62:1.0	April 30, 2010
0.53:1.0	May 31, 2010
0.56:1.0	June 30, 2010
0.52:1.0	July 31, 2010

Applicable Ratio	Applicable Date
0.43:1.0	August 31, 2010
0.44:1.0	September 30, 2010
0.45:1.0	October 31, 2010
0.41:1.0	November 30, 2010
0.55:1.0	December 31, 2010
0.60:1.0	January 31, 2011
0.60:1.0	February 28, 2011
0.60:1.0	March 31, 2011
0.70:1.0	April 30, 2011
0.70:1.0	May 31, 2011
0.70:1.0	June 30, 2011
0.80:1.0	July 31, 2011
0.80:1.0	August 31, 2011
0.80:1.0	September 30, 2011
1.1:1.0	The last day of each month thereafter”

(e) The definition of “EBITDA” in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:

“‘EBITDA’” means, with respect to any fiscal period, (a) Parent’s consolidated net earnings (or loss), minus (b) to the extent added in determining such consolidated earnings (or loss) for such period, the sum of (i) extraordinary gains for such period, (ii) interest income for such period and (iii) foreign exchange gains for such period, plus (c) to the extent deducted in determining such consolidated earnings (or loss) for such period, the sum of (i) non-cash extraordinary losses or impairments for such period, (ii) non-cash charges relating to the issuance of Stock of Parent to directors, officers and employees of Parent and its Subsidiaries pursuant to employee stock option plans (or other employee incentive plans or other compensation arrangements) approved from time to time by the Board of Directors, (iii) interest expense for such period, (iv) income taxes for such period, (v) depreciation and amortization for such period, (vi) foreign exchange losses for such period, (vii) in-process research and development, asset acquisition or business combination related charges for any period, in the case of each of clauses (a), (b) and (c) above, determined on a consolidated basis in accordance with GAAP, and (viii) solely with respect to any fiscal period ending during the period from January 1, 2009 through December 31, 2009, non-cash adjustments, cash severance and restructuring costs and business development costs in an aggregate amount not to exceed $10,550,000 for all fiscal periods ending during the period from January 1, 2009 through December 31, 2009. Notwithstanding anything to the contrary contained in this definition, the parties hereto hereby agree that solely for the purpose of the calculation of the financial covenants set forth in Section 7 of the Agreement, EBITDA of Parent and its Subsidiaries for any fiscal month during the fiscal year of Parent and its Subsidiaries ended December 31, 2008 shall be the amount set forth in the letter agreement, dated as of the Closing Date, by and among Parent, Borrowers and Agent.”

(f) The definition of “Permitted Liens” in Schedule 1.1 to the Credit Agreement is hereby amended by (i) deleting the term “and” at the end of clause (s) thereof, (ii) redesignating the existing clause (t) thereof as clause (u), and (iii) inserting the following new clause (t) immediately after clause (s) thereof:

“Liens on the assets of the Loan Parties as security for surety bonds issued for the benefit of state Governmental Authorities, provided that the aggregate amount of Indebtedness secured by any such Lien shall not exceed $100,000 outstanding at any given time and the aggregate amount of Indebtedness secured by all Liens granted or incurred pursuant to this clause (t) shall not exceed $400,000 outstanding at any given time; and”

(g) Clause (b) of the definition of “Eligible Equipment” in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) it is not located at one of the locations in the United States set forth on Schedule E-2; provided that this clause (b) shall not apply to Equipment with a net book value not to exceed $950,000 that is owned by Quill Medical, Inc. and leased to Angiotech Puerto Rico, Inc. so long as such Equipment is located at Road 459, KM 0.6, Montana Industrial Park, Aguadilla, Puerto Rico 00603 and Angiotech Puerto Rico, Inc. has entered into a Collateral Access Agreement covering such Equipment located at such location,”

(h) Exhibit C-2 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit B to this Agreement.

(i) Schedule D-1 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit C to this Agreement.

(j) Schedule I-1 to the Credit Agreement is hereby amended by deleting Angiotech Puerto Rico, Inc. from such schedule.

(k) Schedule P-2 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit D to this Agreement.

2. Consent. Subject to the satisfaction of the conditions set forth in Section 3 below, the Agent and the Lenders hereby consent to

(a) Parent assuming Angiotech International AG’s obligations under an intercompany loan payable to PBN Medicals Denmark A/S in an amount of 5,260,000 CHF in exchange for an account receivable from Angiotech International AG in an amount of 5,260,000 CHF; provided that (i) Parent assumes such Indebtedness within sixty days after the Amendment Effective Date, (ii) Parent provides written notice to the Administrative Agent of the exact date that it will assume such Indebtedness at least 3 Business Days in advance thereof, (iii) immediately after Parent assumes such Indebtedness, Parent repays it in full and (iv) within 10 Business Days of Parent assuming such Indebtedness, PBN Medicals Denmark A/S makes a cash dividend payment to Manan Medical Products, Inc. of at least $7,000,000,

(b) Subsidiaries of Parent that are CFCs maintaining in Deposit Accounts not subject to Control Agreements an aggregate amount of up to $17,000,000 (calculated at current exchange rates) for not more than 10 Business Days after Parent’s assumption of the Indebtedness referred to in clause (a)(i) above in order to consummate the transactions referred to in clause (a) above,

(c) within 10 Business Days of Parent’s assumption of the Indebtedness referred to in clause (a)(i) above, Angiotech Capital, LLC distributing intercompany Indebtedness owed to it by Angiotech International AG and Angiodevice International GmbH in an amount of 1,600,000 CHF and 14,600,000 CHF, respectively, to Parent,

(d) immediately after the consummation of the transaction referred to in clause (c) above, (i) Parent forgiving in full intercompany indebtedness owed to it by Angiotech International AG in an amount of 5,260,000 CHF, (ii) Parent forgiving in full intercompany indebtedness owed to it by Angiotech International AG in an amount of 1,600,000 CHF, (iii) Parent forgiving in full intercompany indebtedness owed to it by Angiodevice International GmbH in an amount of 14,600,000 CHF, (iv) Angiotech Capital, LLC forgiving in full intercompany indebtedness owed to it by Angiotech International AG in an amount of 5,300,000 CHF and (v) Medical Device Technologies, Inc. forgiving intercompany indebtedness owed to it by Angiotech Switzerland SA in an amount of 1,330,000 CHF,

(e) Angiotech Puerto Rico, Inc. being designated as a non-Inactive Subsidiary for purposes of the Credit Agreement without complying with the provisions of Section 5.11 of the Credit Agreement with respect to the designation of Inactive Subsidiaries as non-Inactive Subsidiaries,

(f) the (i) lease of Equipment having a net book value not to exceed $950,000 by Quill Medical, Inc. to Angiotech Puerto Rico, Inc. and (ii) the sale by Angiotech Puerto Rico, Inc. of Quill SRS products to Surgical Specialties Corporation, in each case, on terms which do not satisfy the criteria set forth in Section 6.12 of the Credit Agreement, and

(g) the maintenance of the Equipment specified in clause (f) above at Road 459, KM 0.6, Montana Industrial Park, Aguadilla, Puerto Rico 00603 so long as Angiotech Puerto Rico, Inc. has entered into a Collateral Access Agreement covering such Equipment located at such location.

3. Conditions to Effectiveness. This Agreement shall become effective (the “Amendment Effective Date”) when all of the following conditions have been satisfied:

(a) Agent shall have received a copy of this Agreement duly executed by Parent, the Borrowers and the Lenders;

(b) Agent shall have received a copy of the Consent and Affirmation set forth as Exhibit A to this Agreement duly executed by the Guarantors;

(c) Agent shall have received an amended and restated Schedule 4.1(c) to the Credit Agreement, reflecting the capitalization of Parent’s Subsidiaries on the Amendment Effective Date;

(d) Agent shall have received a Pledged Interest Addendum, substantially in the form of Exhibit E to this Agreement, duly executed by each Loan Party;

(e) as of the Amendment Effective Date, the representations and warranties of Parent and the Borrowers herein, in Section 4 of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) after giving effect to this Agreement on and as of the Amendment Effective Date as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date), and no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Agreement becoming effective in accordance with its terms;

(f) the Borrowers shall have paid to Agent a fully earned and nonrefundable amendment fee equal to $250,000;

(g) the Borrowers shall have paid all Lender Group Expenses incurred in connection with (i) the preparation, execution and delivery of this Agreement and (ii) the transactions evidenced hereby and by the other Loan Documents, and the Borrowers shall have paid all fees due and payable pursuant to this Agreement and the other Loan Documents; and

(h) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Agent.

4. Representations and Warranties. Parent and each of the Borrowers represents and warrants as follows:

(a) As to each such Person, the execution, delivery and performance by such Person of this Agreement, and the performance by such Person of the Credit Agreement as amended hereby, have been duly authorized by all necessary action on the part of such Person, and such Person has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and by the Credit Agreement as amended hereby.

(b) This Agreement, and the Credit Agreement as amended hereby, is the legally, valid and binding obligations of each such Person, enforceable against each such Person in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(c) The representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) after giving effect to this Agreement on and as of the Amendment Effective Date as though made on and as of the Amendment Effective Date (except to the extent such representations and warranties expressly relate to an earlier date), and no Event of Default or Default has occurred and is continuing on and as of the Amendment Effective Date, or would result from this Agreement becoming effective in accordance with its terms.

5. Release. Parent and each of the Borrowers may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Credit Agreement or the other Loan Documents. Agent, the Lenders, Parent and the Borrowers desire to resolve each and every one of such Claims in conjunction with the execution of this Agreement and thus Parent and each of the Borrowers makes the releases contained in this Section 4. In consideration of Agent and the Lenders entering into this Agreement, Parent and each of the Borrowers hereby fully and unconditionally releases and forever discharges each of Agent and the Lenders, and their respective directors, officers, employees, subsidiaries, Affiliates, attorneys, agents and representatives, (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, up to and including the date on which this Agreement is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which Parent or any Borrower has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Agreement is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Agreement is executed, regarding or relating to the Credit Agreement, any of the Loan Documents, the Advances or any of the other Obligations, including administration or enforcement thereof (collectively, the “Claims”). Parent and each of the Borrowers represents and warrants that it has no knowledge of any Claim by it against the Released Parties or of any facts or acts of omissions of the Released Parties which on the date hereof would be the basis of a Claim by Parent or any of the Borrowers against the Released Parties which is not released hereby. Parent and each of the Borrowers represents and warrants that the foregoing constitutes a full and complete release of all Claims.

6. Miscellaneous.

(a) Continued Effectiveness of the Credit Agreement. Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date (i) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Agreement, and (ii) all references in the other Loan Documents to the “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Agreement. To the extent that the Credit Agreement or any other Loan Document purports to pledge to Agent, or to grant to Agent, a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects. Except as expressly provided herein, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver or an amendment of any right, power or remedy of Agent and the Lenders under the Credit Agreement or any other Loan Document, nor constitute a waiver or an amendment of any provision of the Credit Agreement or any other Loan Document.

(b) Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.

(c) Headings. Headings and numbers have been set forth herein for convenience only.

(d) Amendment as Loan Document. The Borrowers each hereby acknowledge and agree that this Agreement constitutes a “Loan Document” under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by Parent or any Borrower under or in connection with this Agreement shall have been not true and correct in all material respects when made, or (ii) Parent or any Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement.

(e) Governing Law. THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(f) Waiver of Jury Trial. PARENT AND EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. PARENT AND EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

ANGIOTECH PHARMACEUTICALS, INC., as Parent

By:	/s/ Jay Dent
Title:	Senior Vice President, Finance

AFMEDICA, INC., as a Borrower

By:	/s/ Jay Dent
Title:	Treasurer

AMERICAN MEDICAL INSTRUMENTS HOLDINGS, INC., as a Borrower

By:	/s/ David D. Phinney
Title:	Secretary

ANGIOTECH AMERICA, INC., as a Borrower

By:	/s/ Jay Dent
Title:	Senior Vice President, Finance

ANGIOTECH BIOCOATINGS CORP., as a Borrower

By:	/s/ Jay Dent
Title:	Treasurer

ANGIOTECH CAPITAL, LLC, as a Borrower

By:	/s/ David D. Phinney
Title:	Manager

ANGIOTECH PHARMACEUTICALS (US), INC., as a Borrower

By:	/s/ Jay Dent
Title:	Senior Vice President, Finance

B.G. SULZLE, INC., as a Borrower

By:	/s/ David D. Phinney
Title:	Secretary

MANAN MEDICAL PRODUCTS, INC., as a Borrower

By:	/s/ David D. Phinney
Title:	Secretary

MEDICAL DEVICE TECHNOLOGIES, INC., as a Borrower

By:	/s/ David D. Phinney
Title:	Secretary

NEUCOLL, INC., as a Borrower

By:	/s/ Jay Dent
Title:	Treasurer

QUILL MEDICAL, INC., as a Borrower

By:	/s/ Jay Dent
Title:	Treasurer

SURGICAL SPECIALTIES CORPORATION, as a Borrower

By:	/s/ David D. Phinney
Title:	Secretary

WELLS FARGO CAPITAL FINANCE, LLC, as Agent and as a Lender

By:	/s/ Dennis J. Rebman
Title:	V. P.

EXHIBIT A

[See Attached]

CONSENT AND REAFFIRMATION

The parties hereto (each, individually, a “Guarantor” and, collectively, the “Guarantors”) each hereby (i) acknowledges receipt of a copy of the Third Amendment to Credit Agreement and Consent (the “Amendment”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in that certain Credit Agreement, dated as of February 27, 2009, (as amended through and including the date of the Amendment), by and among Angiotech Pharmaceuticals, Inc., a corporation organized under the laws of the Province of British Columbia, Canada (“Parent”), each of Parent’s Subsidiaries identified on the signature pages thereto (the “Borrowers”), Wells Fargo Capital Finance, LLC, a Delaware limited liability company formerly known as Wells Fargo Foothill, LLC, as the arranger and administrative agent for the Lenders (in such capacity, the “Agent”) and the lenders named on the signature pages thereto (the “Lenders”)), (ii) consents to Parent’s and each Borrower’s execution and delivery of the Amendment; (iii) affirms that nothing contained in the Amendment shall modify in any respect whatsoever any Loan Document to which it is a party except as expressly set forth therein; and (iv) reaffirms its obligations under each of the other Loan Documents to which it is a party (collectively, the “Reaffirmed Loan Documents”). Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor reaffirms and acknowledges that its right to receive notices in the future are limited by the waivers set forth in Section 6 of that certain General Continuing Guaranty, dated as of February 27, 2009, by and among the Guarantors and the Agent, and nothing contained in this Consent and Reaffirmation shall be deemed to alter such waivers.

Each of the Guarantors may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Credit Agreement or the other Loan Documents. Agent, the Lenders and the Guarantors desire to resolve each and every one of such Claims in conjunction with the execution of this Consent and Reaffirmation and thus each of the Guarantors makes the releases contained in this paragraph. In consideration of Agent and the Lenders entering into the Amendment, each of the Guarantors hereby fully and unconditionally releases and forever discharges each of Agent and the Lenders, and their respective directors, officers, employees, subsidiaries, Affiliates, attorneys, agents and representatives (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, up to and including the date on which this Consent and Reaffirmation is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which any Guarantor has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Consent and Reaffirmation is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Consent and Reaffirmation is executed, regarding or relating to the Credit Agreement, any of the Loan Documents, the Advances or any of the other Obligations, including administration or enforcement thereof (collectively, the “Claims”). Each of the Guarantors represents and warrants that it has no knowledge of any Claim by it against the Released Parties or of any facts or acts of omissions of the Released Parties which on the date hereof would be the basis of a Claim by the Guarantors against the Released Parties which is not released hereby. Each of the Guarantors represents and warrants that the foregoing constitutes a full and complete release of all Claims.

The undersigned further agree that after giving effect to the Amendment, each Reaffirmed Loan Document shall remain in full force and effect.

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IN WITNESS WHEREOF, each Guarantor has executed this Consent and Reaffirmation on and as of the date of the Amendment.

ANGIOTECH PHARMACEUTICALS, INC., a corporation organized under the laws of the Province of British Columbia, Canada

By:	/s/ Jay Dent
Title:	Senior Vice President, Finance

0741693 B.C. LTD., a corporation organized under the laws of the Province of British Columbia, Canada

By:	/s/ Jay Dent
Title:	Senior Vice President, Finance

3091796 NOVA SCOTIA COMPANY, a corporation organized under the laws of the Province of Nova Scotia, Canada

By:	/s/ Jay Dent
Title:	President & Secretary

ANGIOTECH FLORIDA HOLDINGS, INC., a Delaware corporation

By:	/s/ David D. Phinney
Title:	Vice President & Secretary

ANGIOTECH INTERNATIONAL HOLDINGS, CORP., a corporation organized under the laws of the Province of Nova Scotia, Canada

By:	/s/ Jay Dent
Title:	President & Secretary

ANGIOTECH INVESTMENT PARTNERSHIP, a general partnership organized under the laws of the Province of British Columbia, Canada By: its partners

Angiotech Pharmaceuticals, Inc.

By:	/s/ Jay Dent
Title:	Senior Vice President, Finance

3091796 Nova Scotia Company

By:	/s/ Jay Dent
Title:	President & Secretary